UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2012

Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 27, 2012, Roberts Realty Investors, Inc., the registrant, sold 2.937 acres of our Peachtree Parkway property for $1,200,000 to the adjacent property owner that is an unrelated third party.  In conjunction with the closing, we made a $1,174,800 principal payment on our $8,175,000 loan with Wells Fargo Bank, N.A.  At the closing, we deposited with Wells Fargo $175,000 as an interest and real estate tax reserve to fund these payments through the maturity date.  This principal payment reduced the outstanding balance of the loan to $7,000,200, and we also extended the maturity date of the loan to April 30, 2013 on substantially the same terms and conditions.  The loan is secured by our remaining Peachtree Parkway property and by our North Springs property.

The sale of the 2.937 acres to the adjacent property owner enhanced our remaining Peachtree Parkway property by squaring up our common property line and providing for grading of the adjacent property that will substantially reduce the slope of the property.  The grading will significantly improve the visibility and attractiveness of our remaining Peachtree Parkway property and the adjacent property.  The sale also requires the adjacent property owner to contribute half of the construction costs for the common entry drive to the Peachtree Parkway property and resulted in the reimbursement of certain costs we had previously expended to allow the Peachtree Parkway property to be rezoned to a commercial use.

We are actively seeking to sell the remaining 22 acres of our Peachtree Parkway property, which is zoned for 253 apartment homes.  We intend to use the proceeds from this sale to pay off the remaining $7,000,200 loan to Wells Fargo and for general corporate purposes.

Note Regarding Forward-looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements relate to our intent, belief, or expectations regarding our efforts to sell our Peachtree Parkway property and use the proceeds to repay our Wells Fargo loan.  These statements involve risks and uncertainties, including the risks that the ultimate terms of the sale may be less favorable than we desire, that we may be unable to sell the property on any terms that are acceptable to us, and that the sale may not occur before the maturity date of the Wells Fargo loan as we plan.  These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: September 27, 2012	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer